UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 22, 2006


                          GULF ISLAND FABRICATION, INC.
             (Exact name of registrant as specified in its charter)


        Louisiana                    0-22303                   72-1147390
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)


                                583 Thompson Road
                             Houma, Louisiana 70363
               (Address of principal executive offices)(Zip Code)



                                 (985) 872-2100
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 22, 2006, representatives of Gulf Island Fabrication, Inc. (the "Company") made a presentation at an energy conference in New Orleans, Louisiana. During the presentation, we referenced certain pro forma combined balance sheet information regarding the Company following our acquisition of the facilities, machinery and equipment of Gulf Marine Fabricators, a Texas general partnership, on January 31, 2006. In particular, we noted that the pro forma combined current assets of the Company was $81.8 million, and the pro forma combined current liabilities of the Company was $23.5 million. In addition, the pro forma combined long term debt was $12 million. These pro forma numbers are based on the audited balance sheet of the Company as of December 31, 2005, and the unaudited balance sheet of Gulf Marine Fabricators as of January 31, 2006. As noted in our Form 8-K filed on February 3, 2006, we will be filing the financial statements and the pro forma financial information required by Item
9.01 of Form 8-K in connection with our acquisition of Gulf Marine Fabricators no later than April 18, 2006.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      GULF ISLAND FABRICATION, INC.


                                      By:       /s/ Joseph P. Gallagher, III
                                             -----------------------------------
                                                 Joseph P. Gallagher, III
                                                 Vice President - Finance,
                                                  Chief Financial Officer
                                                      and Treasurer
                                                (Principal Financial Officer
                                                and Duly Authorized Officer)

Dated:  March 22, 2006